FOR IMMEDIATE RELEASE Nasdaq: NSIT

NASDAQ PANEL GRANTS INSIGHT’S REQUEST FOR CONTINUED LISTING

TEMPE, Ariz. – January 30, 2007 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today announced that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to the following conditions: the Company must provide Nasdaq with an update on the status of the previously announced Options Subcommittee’s review of the Company’s stock option practices by February 9, 2007; the Company must provide specified information to Nasdaq about the results of the option practices review on or about March 16, 2007; and the Company must file its Form 10-Q for the quarter ended September 30, 2006, including any required restatements, on or before April 26, 2007. The Company anticipates that it will be able to provide Nasdaq with the requested information by the February 9, 2007 and March 16, 2007 deadlines. The Company is working diligently to file its Form 10-Q for the quarter ended September 30, 2006 with the Securities and Exchange Commission as soon as possible following completion of the option practices review.

Also as previously disclosed, the Company does not anticipate being in a position to file its Form 10-K for the year ended December 31, 2006 by the filing deadline and will file the 10-K as soon as possible following completion of the option practices review.

FORWARD-LOOKING INFORMATION

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Company’s intent to file its Forms 10-Q and 10-K as soon as practicable. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the results and findings of the review by the Options Subcommittee; the effect, if any, of such results or findings on the financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission and any related effects on credit agreement covenants; risks associated with the Company’s inability to meet Nasdaq requirements for continued listing; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Contacts:	Stanley Laybourne	Karen McGinnis
	Chief Financial Officer	Chief Accounting Officer
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com